UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2008

Milacron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08485	311062125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4165 Half Acre Road, Batavia, Ohio		45103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(513) 536-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2008, the Board elected Ross A. Anderson, age 51, as Vice President and President–Machinery Technologies North America. Mr. Anderson has served the Company in a variety of capacities for the past 20 years, most recently as Senior Vice President–Finance and Chief Financial Officer.

On December 11, 2008, John C. Francy, age 44, was elected by the Board as Vice President-Finance, Chief Financial Officer and Treasurer of the Company to fill the vacancy created when Mr. Anderson was elected Vice President and President-Machinery Technologies North America. Mr. Francy has served the Company and its subsidiaries in a variety of capacities for the past 20 years including as Assistant Treasurer (1998-2001) and Treasurer (2001-Present).

There are no transactions in which Milacron was or is to be a participant of the type required to be reported under Regulation S-K item 404(a) in which Mr. Francy or Mr. Anderson had a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits.

News Release issued by Milacron Inc. on December 11, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

December 11, 2008	By:	Hugh C. O'Donnell

Name: Hugh C. O'Donnell
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release issued by Milacron Inc. on December 11, 2008.